Company Contact:

Iron Eagle Group, Inc.

Mr. Jason M. Shapiro, CFA, CPA, J.D.

Chief Financial Officer

Phone:  +1 (917) 969-4845

Email: jasons@ironeaglegroup.com

Website: www.ironeaglegroup.com

FOR IMMEDIATE RELEASE

Iron Eagle Announces Execution of Definitive Agreement to Acquire NJ and NY-Based Electrical Contractor

NEW YORK, NY, February 8, 2012 (Marketwire) --- Iron Eagle Group, Inc. (Ticker: IEAG), a construction and contracting services provider in the infrastructure, commercial, and government markets, today announced that it has signed a definitive agreement to acquire 100% of Tru Val Electric Corporation, an electrical contractor serving the northeast United States with offices in New Jersey and New York, from the current shareholder, Christopher Totaro. The aggregate purchase price to be paid by Iron Eagle shall consist of equity to Mr. Totaro in the form of common and preferred shares of Iron Eagle and the assumption of debt.

Tru-Val Electric has grown as a regional leader in electrical contracting in New York and New Jersey. They have built their reputation with a staff of professionals dedicated to the success of their clients, in the public and private sectors.  For over forty-five years, Tru-Val has provided design-build services, wiring, and equipment installations. Tru-Val has integrated “green technology” into many of their projects, particularly public projects for school agencies and utility authorities. With over ninety employees, Tru-Val serves as a construction leader in New York and New Jersey, including the New York Power Authority, Department of Environmental Protection, Madison Square Garden, NYC School Construction Authority, MTA, and PSE&G. Tru-Val operates two facilities including a newly renovated forty thousand square foot office/warehouse facility in Hackensack, New Jersey.

As part of the transaction, Iron Eagle has signed five year employment agreements with Christopher Totaro, President of Tru-Val to continue in leadership positions with Tru Val.  Mr. Totaro will also become part of Iron Eagle’s Executive Advisory Committee.

Jason Shapiro, Iron Eagle’s CFO, commented “After months of due diligence and hard work, we believe that Tru-Val represents best in class as a regional leader with a strong proven reputation.  We are thrilled to have Chris Totaro, his executive team and the entire Tru-Val family join Iron Eagle.” Chris Totaro, President of Tru Val Electric, added “Our team strongly believes in Iron Eagle’s vision and strategy, and we are proud to become leaders, operators, and shareholders of Iron Eagle.”  For more information on Tru-Val, please visit www.tru-val.com.

About Iron Eagle Group, Inc.

Iron Eagle is a leading infrastructure company dedicated to rebuilding America’s infrastructure.  Iron Eagle provides construction and contracting services in commercial and government markets. Iron Eagle's management consists of business leaders in construction, government contracting, defense, finance, operations, and business development. Management has a compelling strategic plan to capitalize on the annual $100 billion market opportunity in infrastructure construction created by government spending at the federal, state, and municipal levels throughout the United States. Through the experience and track records of its management team, along with a strong and diversified balance sheet, Iron Eagle believes it will have a major competitive advantage in being able to provide higher levels of construction surety bonds through its sureties to support its performance on infrastructure projects. Iron Eagle will further target additional growth opportunities through the highly focused bidding of federal, state, and municipal construction projects as subcontractor to some of the multi-billion dollar prime contractors in the United States. Additionally, Iron Eagle expects to grow by making accretive acquisitions in segments of its industry with large growth potential.

For more information, please visit Iron Eagle's website at www.ironeaglegroup.com.

Safe Harbor Statement

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements related to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned or required capital expenditures, future funding sources, anticipated sales growth, and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by, or on behalf of, the company. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, and domestic and global economic conditions.

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